UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 9, 2023

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 9, 2023, the stockholders of Ashford Hospitality Trust, Inc. (the “Company”) approved an amendment to the Company’s 2021 Stock Incentive Plan (the “2021 Plan”) at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) in accordance with the voting results set forth below under item 5.07.

The amendment increases the amount of common stock available for issuance under the 2021 Plan by 960,000 shares. A summary of the amendment and the 2021 Plan, as amended, is included in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 28, 2023, as updated by the supplement to the proxy statement filed on May 4, 2023. The summary is incorporated by reference herein.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS.

(a)    On May 9, 2023, the Company held its Annual Meeting. As of March 10, 2023, the record date for the Annual Meeting, there were 34,495,123 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 20,895,576 shares, or approximately 60.57% of the eligible voting shares, were represented either in person or by proxy.

(b)    At the Annual Meeting, the stockholders voted on the following items:

1.    Proposal One – To elect eight nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-votes
Monty J. Bennett	8,578,361	3,706,295	66,494	8,544,426
Benjamin J. Ansell, M.D.	8,821,320	3,352,548	177,282	8,544,426
Amish Gupta	9,718,046	2,559,672	73,432	8,544,426
J. Robison Hays, III	9,743,719	2,536,937	70,494	8,544,426
Kamal Jafarnia	4,286,863	7,995,449	68,838	8,544,426
Frederick J. Kleisner	8,817,542	3,454,591	79,017	8,544,426
Sheri L. Pantermuehl	9,708,282	2,570,971	71,897	8,544,426
Alan L. Tallis	9,708,422	2,569,051	73,677	8,544,426

Each director nominee named above was elected at the Annual Meeting, except for Mr. Jafarnia, who did not receive a majority of votes cast in favor of his election. In accordance with the director resignation policy set forth in Section IX of the Company’s Corporate Governance Guidelines (the “Guidelines”), Mr. Jafarnia tendered his resignation as a director for consideration by the Nominating and Corporate Governance Committee of the board of directors of the Company (the “Board”) and for the ultimate decision of the Board. The Nominating and Corporate Governance Committee recommended, after due consideration, that the Board should not accept Mr. Jafarnia’s tendered resignation and the Board did not accept such resignation. As a result, Mr. Jafarnia will continue serving on the Board. The Board’s decision to not accept Mr. Jafarnia’s resignation was based, in part, on the Board’s determination that Mr. Jafarnia’s extensive experience in the real estate industry and service as director of the Company for the prior ten years has, in the Board’s judgment, provided valuable leadership and service to the Company. In determining whether to accept or reject Mr. Jafarnia’s tendered resignation, the Board evaluated the resignation in light of the best interests of the Company and its stockholders, and considered all factors that may be relevant, including those set forth in the Guidelines.

2.    Proposal Two – To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes
10,593,996	1,699,005	58,149	8,544,426

3.    Proposal Three – To recommend the frequency of future advisory votes on the Company’s executive compensation. “1 Year” was approved by the votes indicated below:

1 Year	2 Years	3 Years	Abstain
11,258,383	134,511	635,222	323,034

In accordance with the Board’s recommendation and in light of such vote, the Company determined that the advisory vote to approve the Company’s executive compensation will be held every one year until the next required vote on the frequency of the advisory approval of the Company’s executive compensation.

4.    Proposal Four – To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2023. This proposal was approved by the votes indicated below:

For	Against	Abstain
19,454,613	1,320,334	120,629
5.    Proposal Five – To approve Amendment No. 3 to the Company’s 2021 Stock Incentive Plan. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes
9,374,751	2,928,536	47,863	8,544,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: May 10, 2023	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary